PARTICIPATION AGREEMENT
Security Benefit Life Insurance Company

This Participation Agreement (“Agreement”), dated as of the 25th day of August, 2010, is made by and between SECURITY BENEFIT LIFE INSURANCE COMPANY (“Company”), on behalf of itself and each of the separate accounts identified on Exhibit A, which is attached hereto, as the parties hereto may update from time to time for the convenience of the parties, (“Accounts”), WADDELL & REED, INC. (“W&R”), distributor for Ivy Funds Variable Insurance Portfolios, and IVY FUNDS VARIABLE INSURANCE PORTFOLIOS (“Ivy Funds VIP”).

WHEREAS, Ivy Funds VIP is registered with the Securities and Exchange Commission (“SEC”) as an open-end management investment company under the Investment Company Act of 1940, as amended (“1940 Act”), and currently includes the separately managed series, identified on Exhibit B, which is attached hereto and may be updated from time to time by W&R and/or Ivy Funds VIP in their sole and exclusive discretion upon written notice to Company, that are available to the Accounts in accordance with this Agreement (each a “Portfolio”); and

WHEREAS, shares of the Portfolios are registered under the Securities Act of 1933, as amended (“1933 Act”); and

WHEREAS, the Portfolios are currently sold to one or more separate accounts of life insurance companies to fund benefits under variable life insurance policies and/or variable annuity contacts (“Participating Insurance Companies”); and

WHEREAS, W&R, which serves as distributor of each Fund’s shares, is registered with the Securities and Exchange Commission (“SEC”) as a broker-dealer under the Securities Exchange Act of 1934, as amended (“Exchange Act”); and

WHEREAS, Company, W&R and Ivy Funds VIP mutually desire the inclusion of the Portfolios as underlying investment media for each of the variable life insurance policies and/or variable annuity contracts issued by Company identified on Exhibit A, which is attached hereto, as the parties hereto may update from time to time for convenience (collectively, the “Contracts”); and

WHEREAS, the Contracts allow for the allocation of net amounts received by Company to separate sub-accounts of the Accounts (each a “Sub-account”) for investment in shares of the Portfolios and other similar funds; and

WHEREAS, selection of a particular Sub-account (corresponding to a particular Portfolio) is made by the owner of a Contract (“Contract Owner”) and such Contract Owner may reallocate their investment options among the Sub-accounts in accordance with the terms of the Contracts.

NOW THEREFORE, Company, W&R and Ivy Funds VIP, in consideration of the promises and undertakings described herein, agree as follows:

1.
SCOPE OF AGREEMENT. The scope of this Agreement is limited to the purchase of Portfolio shares by the Company on behalf of the Accounts to fund the Contracts, including the provision of services by the Company pursuant to Schedule A, which is attached hereto.

2.	REPRESENTATIONS OF COMPANY.

(a)
Company represents and warrants that the Accounts have been established and are in good standing under the laws of their state of organization; and the Accounts have been registered as unit investment trusts under the 1940 Act and will remain so registered, or are exempt from registration pursuant to Section 3(c)(11) of the 1940 Act;

(b)
Company represents and warrants that it is an insurance company duly organized and in good standing under the laws of its state of incorporation and that it has legally and validly established each Account as a segregated asset account under applicable state insurance laws and the regulations thereunder.

(c)
Company represents and warrants that (i) prior to and at the time of any issuance or sale of Portfolio shares, the Contracts will be registered under the 1933 Act, unless exempt from such registration, (ii) prior to and at the time of any issuance or sale of Portfolio shares, the Contracts will be duly authorized for issuance and sold in compliance with all applicable federal and state laws, including, without limitation, the 1933 Act, the Securities Exchange Act of 1934 (“1934 Act”), the 1940 Act and the law(s) of Company’s state(s) of organization and domicile, (iii) each Account does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, unless exempt from such requirements, (iv) each Account’s 1933 Act registration statement relating to the Contracts, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder, (v) Company will amend the registration statement for its Contracts under the 1933 Act and for its Accounts under the 1940 Act from time to time as required in order to effect the continuous offering of its Contracts or as may otherwise be required by applicable law, and (vi) each Contract prospectus, Statement of Additional Information (“SAI”), and then-current stickers, will at all times comply in all material respects with the applicable requirements of the 1933 Act and the rules thereunder.

(d)
Company represents that each Account is a “segregated asset account” and that interests in each Account are offered exclusively through the purchase of a “variable contract”, within the meaning of such terms under Section 817 of the Internal Revenue Code of 1986, as amended (“Code”), and Section 1.817-5(f)(2) of the Federal Tax Regulations, that it shall make every effort to continue to meet such definitional requirements, and that it shall notify W&R and Ivy Funds VIP immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they may not be met in the future.

(e)
Company represents that the Contracts are currently, and at the time of issuance will be, treated as annuity contracts or life insurance policies, whichever is appropriate under applicable provisions of the Code, and that it shall make every effort to maintain such treatment. Company will promptly notify W&R and Ivy Funds VIP upon having a reasonable basis for believing that the Contracts have ceased to be treated as annuity contracts or life insurance policies, or that the Contracts may not be so treated in the future.

(f)
Company represents that it has established such rules and procedures as are necessary to ensure compliance with applicable federal, state and self-regulatory requirements relating to the offering of the Contracts. W&R and Ivy Funds VIP explicitly disclaim any and all responsibility for the offer, sale, distribution and/or servicing of the Contracts, except as otherwise specified in this Agreement.

(g)
Company shall during the term of this Agreement comply with all laws, rules and regulations applicable to it in connection with the performance of each of its obligations under this Agreement or applicable to the performance of its business, including, but not limited to, the requirements of the USA Patriot Act of 2001 (the “AML Act”) and related laws, rules and regulations.

(h)
To the extent one or more third parties are engaged by Company to offer the Contracts and/or perform services that Company is responsible for under this Agreement (such parties include, but are not limited to, affiliates of Company) (“Agents”), Company shall determine that each such Agent is capable of performing such services, shall take measures as may be necessary to ensure that Agents perform such services in accordance with the requirements of this Agreement and applicable law and shall bear full responsibility for, and assume all liability for (including any obligation for indemnification as provided in Paragraph 13 hereof), the actions and inactions of such Agents as if such services had been provided by Company.

(i)
From time to time, W&R and/or Ivy Funds VIP may implement policies, procedures or requirements in an effort to comply with applicable legal requirements and/or avoid potential adverse effects on the Portfolios. Company agrees to cooperate in good faith with W&R and/or Ivy Funds VIP in the implementation of any such policies, procedures and/or requirements and agrees to comply with any and all requirements, restrictions and limitations described in the Portfolios’ prospectus, including any restrictions or prohibitions relating to frequent purchases and redemptions of Portfolio shares. Such cooperation shall include, but not be limited to, providing, promptly upon request by W&R and/or Ivy Funds VIP, names, taxpayer identification numbers and transaction information relating to Contract Owners issuing instructions to the Company resulting in the purchase, redemption, transfer or exchange of Portfolio shares and executing any instructions from W&R and/or Ivy Funds VIP to restrict or prohibit any further purchases or exchanges of Portfolio shares relating to any Contract Owner who has been identified by or on behalf of Ivy Funds VIP as having engaged in transactions of Portfolio shares that violate policies established by Ivy Funds VIP for the purpose of eliminating or reducing any dilution of the value of the outstanding securities issued by the Portfolio and taking such other remedial steps as are required by W&R and/or Ivy Funds VIP, all to the extent permitted or required by applicable law.

(j)
Company represents that, during the term of this Agreement, it will have in force adequate insurance coverage insuring the Company against potential liabilities associated with the underwriting and distribution of the Contracts.

3.	AUTHORITY OF COMPANY. Subject to the terms and conditions of this Agreement, Company shall be authorized to, and agrees, to act as a limited agent of W&R for purposes of Rule 22c-1 under the 1940 Act and to the extent permitted by applicable law, for the sole purpose of receiving instructions for the purchase and redemption of Portfolio shares (from Contract Owners or participants making investment allocation decisions under the Contracts) prior to the close of business of the New York Stock Exchange (“NYSE”), normally 3:00 p.m. Central Time (“Pricing Time”) each Business Day. “Business Day” shall mean any day on which the NYSE is open for trading and on which the Portfolios calculate their net asset value as set forth in the Portfolios’ most recent prospectuses and SAIs. Except as particularly stated in this paragraph, Company shall have no authority to act on behalf of W&R or Ivy Funds VIP or to incur any cost or liability on its behalf.

4.	AVAILABLE PORTFOLIOS.

(a)
AVAILABILITY. Ivy Funds VIP will make shares of the Portfolios available to Company and its Accounts for purchase and redemption at the applicable net asset value and with no sales charges on those days on which the Portfolios calculate their net asset value pursuant to the rules of the SEC, subject to the terms and conditions of this Agreement. Notwithstanding the foregoing, the Board of Trustees of Ivy Funds VIP (“Board”) may refuse to sell shares of any Portfolio to any person or suspend or terminate the offering of shares of any Portfolio (a) if such action is required by law or by regulatory authorities having jurisdiction, (b) if, in the sole discretion of the Board, acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, the Board deems such action to be in the best interests of the shareholders of such Portfolio, or (c) if such action is required by any policies that the Board has adopted and that apply to all Participating Insurance Companies. Further, it is acknowledged and agreed that the availability of Portfolio shares shall be subject to Ivy Funds VIP’s current prospectus and SAI and to federal and state laws, rules and regulations.

(b)
ADDITION, DELETION OR MODIFICATION OF PORTFOLIOS. W&R and/or Ivy Funds VIP may, from time to time, add other Portfolios to provide additional funding media for the Contracts, or to delete, combine or modify existing Portfolios, by updating Exhibit B hereto. W&R and/or Ivy Funds VIP reserve the right to update Exhibit B in their sole and exclusive discretion upon written notice to Company. Upon such update to Exhibit B, any applicable reference to a Portfolio, Ivy Funds VIP or its shares herein shall include a reference to any such additional Portfolio.

(c)
NO SALES TO THE GENERAL PUBLIC. Ivy Funds VIP represents and warrants that shares of the Portfolios will be sold only to insurance companies and/or their separate accounts funding variable life insurance policies and/or variable annuity contracts or to other persons or entities permitted under Section 817 of the Code, or regulations promulgated thereunder. Ivy Funds VIP represents and warrants that no shares of any Portfolio have been or will be sold to the general public.

5.
PROCESSING OF PORTFOLIO PURCHASE AND REDEMPTION REQUESTS. Company and W&R represent that they have entered into a membership agreement with the National Securities Clearing Corporation’s Fund/SERV system (Fund/SERV”) and agrees to perform all duties assigned to them by Fund/SERV and to conduct activities in accordance with the rules, regulations, policies and procedures of Fund/SERV, as applicable. Company and W&R agree to place and settle trades for Portfolio shares through Fund/SERV.

(a)
PRICING INFORMATION. In the event that there are technical problems with Fund/ SERV or the parties are not able to transmit or receive information through Fund/SERV, the following provision applies. Ivy Funds VIP or its agents will use reasonable best efforts to provide closing net asset value, change in net asset value, dividend or daily accrual rate information and capital gain information by 6:00 p.m. Central Time each Business Day to Company. Company shall use this data to calculate unit values for its Sub-accounts. Unit values shall be used to process that same Business Day’s Sub-account transactions. In the event adjustments to transactions previously effected on behalf of a Sub-account are required to correct any material error in the computation of the net asset value of a Portfolio’s shares, Ivy Funds VIP or its agent shall notify Company as soon as practicable after discovering the need for those adjustments which result in a reimbursement to a Sub-account in accordance with Ivy Funds VIP’s then current policies on reimbursement, which Ivy Funds VIP represents are consistent with applicable SEC standards. If an adjustment is to be made in accordance with such policies to correct an error which has caused a Sub-account to receive an amount different than that to which it is entitled, Ivy Funds VIP or its agent shall make all necessary adjustments to the number of shares owned in the Sub-account and distribute to the Sub-account the amount of such underpayment for credit by the Company to affected Contract Owners. In the event that any such material error is the result of the gross negligence of W&R or Ivy Funds VIP, or a designated agent for calculating the net asset value, any administrative or other costs or losses incurred for correcting underlying Contract owner accounts shall be at W&R’s expense. The Company agrees to use its best efforts to minimize any costs incurred under this paragraph and shall provide W&R with acceptable documentation of any such costs incurred.

(b)
PLACING OF ORDERS BY COMPANY. In the event of technical problems with Fund/SERV or in the event the parties are not able to transmit or receive information through Fund/SERV, the following provision applies. Orders for either net aggregate purchases or net aggregate redemptions shall be placed by Company with W&R or its specified agent in a manner and format determined by W&R no later than 8:30 a.m. Central Time on the following Business Day. The Company may place either net aggregate purchase or net aggregate redemption orders for each Portfolio on the following Business Day for trades of the Portfolios that it receives prior to the Pricing Time each Business Day. The Company will not aggregate pre-Pricing Time trades with post-Pricing Time trades. The following information shall be supplied by the Company at the time each order is placed: (i) total net aggregate purchases for each Portfolio (including all purchase, exchange and transfer orders received by the Company resulting in purchases of Portfolio shares); or (ii) total net aggregate redemptions for each Portfolio (including all redemption, exchange and transfer orders received by the Company resulting in redemptions of Portfolio shares); and (iii) such other information required by Fund/SERV or reasonably requested by W&R.

(c)	PROCESSING OF ORDERS. All trades placed through Fund/SERV and confirmed by W&R via Fund/SERV shall settle in accordance with W&R’s profile within Fund/

SERV applicable to Company. To the extent permitted by applicable law, orders for shares of Portfolios received by Company prior to the Pricing Time on a Business Day and received by W&R by 8:30 a.m. Central time on the following Business Day shall be executed at the time they are received by W&R and at the net asset value price determined as of the close of trading on the previous Business Day, provided that Company represents it has received such orders prior to the close of the NYSE on the previous Business Day. In connection with this Section 5(c), Company represents and warrants that it will not submit any order for shares of a Portfolio or engage in any practice, nor will it allow any person acting on its behalf to submit any order for shares of a Portfolio or engage in any practice, that would violate or cause a violation of Section 22 of the 1940 Act or Rule 22c-1 thereunder. W&R will not accept any order made on a conditional basis or subject to any delay or contingency. Company shall only place purchase orders for shares of Portfolios on behalf of its customers whose addresses recorded on Company’s books are in a state or other jurisdiction in which the Portfolios are registered or qualified for sale, or are exempt from registration or qualification as confirmed in writing by W&R.

(d)
PAYMENT FOR SHARES. In the event of technical problems with the Fund/SERV System or the parties are not able to transmit or receive information through Fund/ SERV, the following provision applies. Payment for net aggregate purchases shall be wired to a custodial account designated in writing by W&R and payment for net aggregate redemptions will be wired to an account designated in writing by Company. Company will wire payment for net purchases to a custodian account designated by Ivy Funds VIP by 3:00 p.m. Central Time on the same day as the order for Portfolio shares is placed, to the extent practicable. Ivy Funds VIP will wire payment for net redemptions to an account designated by Company by 3:00 p.m. Central Time on the same Business Day Ivy Funds VIP is properly notified of the redemption order of such shares, except that Ivy Funds VIP reserves the right to delay payment of redemption proceeds to the extent permitted under Section 22(e) of the 1940 Act and any rules thereunder, and in accordance with the procedures and policies of Ivy Funds VIP as described in the then-current prospectus. Net aggregate purchase orders are subject to cancellation at the option of W&R and/or Ivy Funds VIP in the event that payment is not received within two (2) business days following receipt of the order by Ivy Funds VIP. Company shall indemnify W&R and Ivy Funds VIP for any losses incurred in connection with a cancelled order.

(e)
DIVIDEND AND CAPITAL GAIN DISTRIBUTIONS. Dividends and capital gain distributions shall be reinvested in additional Portfolio shares at net asset value. Notwithstanding the above, W&R shall not be held responsible for providing Company with ex-date net asset value, change in net asset value, dividend or capital gain information when the NYSE is closed, when an emergency exists making the valuation of net assets not reasonably practicable, or during any period when the SEC has by order permitted the suspension of pricing shares for the protection of shareholders. Ivy Funds VIP shall furnish, on or before the ex-dividend date, notice to Company of any income dividends or capital gain distributions payable on the shares of the Portfolios. Company hereby elects to receive all such income dividends and capital gain distributions as are payable on a Portfolio’s shares in additional shares of the Portfolio. Ivy Funds VIP shall notify Company promptly of the number of shares so issued as payment of such dividends and distributions.

(f)
ISSUANCE OF SHARES. Issuance and transfer of Portfolio shares will be by book entry only. Share certificates will not be issued to Company for any Account. Portfolio shares will be recorded in the appropriate title for each Account.

(g)
COMPANY REPORTING. Company shall provide W&R with monthly reports in a manner and format determined by W&R no later than ten (10) business days following the end of each month during the term of this Agreement. Such reports will set forth a listing of each order received from Contract Owners during the month resulting in the purchase or sale of Portfolio shares, including the following information with respect to each such order and such additional information as W&R shall reasonably request: (i) the transaction date, which shall be the Business Day the order was received by the Company, if the order was received prior to the Pricing Time, or the Business Day following the Business Day the order was received by the Company, if the order was received after the Pricing Time; (ii) the transaction type (e.g., purchase, redemption, exchange, transfer, etc.); (iii) the Portfolio CUSIP number; (iv) the dollar amount of the transaction; (v) the name of the agent assigned to the Contract Owner’s account/ policy; and (vi) the agent’s branch office number, city, state and zip code. Company agrees to provide W&R, upon request, written reports indicating the number of Contract Owners and such other information (including books and records) and in such format as agreed upon by the parties.

6.
EXPENSES. All expenses incident to the performance by Company, W&R and/or Ivy Funds VIP of their respective obligations under this Agreement shall be paid by the party subject to the obligation, unless otherwise stated in this Agreement. W&R shall pay compensation to Company under this Agreement as provided on Exhibit C.

7.	PROSPECTUSES, SAIs, PROXIES AND REPORTS.

(a)
DELIVERY TO COMPANY. W&R shall promptly provide Company (or its designee), or cause Company (or its designee) to be provided with as many printed copies of the current prospectus, current Statement of Additional Information (“SAI”), supplements, proxy statements, and annual or semi-annual reports of each Portfolio as the Company may reasonably request to deliver to existing Contract owners. If requested by the Company in lieu thereof, W&R shall provide a camera-ready copy or a print-ready portable document format (“PDF”) of such documents for use by Company to have prospectuses, SAIs, supplements and annual or semi-annual reports for the Contracts and the Portfolios printed together in a single document or posted on the Company’s website or printed individually by the Company if it so chooses. Ivy Funds VIP, W&R or their designee reserves the right to pre-approve the vendor selected by Company and, subject to its pre-approval, shall pay the reasonable pre-approved expenses associated with printing and mailing such documentation to existing Contract owners.

If requested by Company, W&R shall provide a PDF of the prospectus, SAI, supplements and annual or semi-annual reports for marketing of the Contracts to have such documents printed together in a single document or printed individually, at Company’s expense, or posted on the Company’s website. Distribution of such materials for marketing of the Contracts shall be at Company’s expense.

For purposes of clarity, see Schedule A, paragraph F, attached hereto, which outlines each parties’ responsibility with respect to this Section.

(b)	DELIVERY TO CONTRACT OWNERS. Company assumes sole responsibility for ensuring that such materials are delivered to Contract Owners in accordance with applicable federal and state securities laws.

(c)
USE OF PORTFOLIO MATERIALS BY COMPANY. If Company elects to include any materials provided by W&R or Ivy Funds VIP, specifically prospectuses, SAIs, Periodic Reports and proxy materials, on its web site or in any other computer or electronic format, Company assumes sole responsibility for maintaining such materials in the form provided by W&R or Ivy Funds VIP and for promptly replacing such materials with all updates provided by W&R or Ivy Funds VIP. W&R or Ivy Funds VIP agree to provide all such materials requested by Company in a “.pdf” in a timely fashion at no additional cost, together with such other formats at Company’s cost as may be mutually agreed upon.

(d)
PROXY VOTING. When Ivy Funds VIP submits proposals to shareholders, Company shall, to the extent required by law, follow one of these two procedures: (a) If the Company, W&R, and Ivy Funds VIP agree that Company shall solicit Contract Owners itself, it shall solicit voting instructions from Contract Owners, or (b) If the Company W&R, and Ivy Funds VIP agree that Company shall work with Ivy Funds VIP’s proxy service provider, Company shall provide a list of Contract Owners with value allocated to Portfolio shares as of the record date to Ivy Funds VIP or its agent in order to facilitate Ivy Funds VIP’s solicitation of voting instructions from Contract Owners. In either case, the Company shall vote the shares in accordance with instructions received from Contract Owners and shall vote Portfolio(s) shares for which no instructions have been received in the same proportion as the vote of all other holders of such shares. Company shall also provide such other information to Ivy Funds VIP as is reasonably necessary in order for Ivy Funds VIP to properly tabulate votes for Ivy Funds VIP initiated proxies. Regardless of which procedure is followed, Ivy Funds VIP will pay, or cause to be paid, the expense associated with text composition, printing, mailing, distributing and tabulation of proxy statements and voting instructions solicitation materials. The Company reserves the right to vote Portfolio shares held in any segregated asset account in its own right, to the extent permitted by law. Company and its agents will in no way recommend action in connection with or oppose or interfere with the solicitation of proxies for the Portfolio shares held for the benefit of Contract Owners.

8.
COMPANY’S USE OF PORTFOLIO INFORMATION. Company and its agents shall make no representations concerning the Portfolios or Portfolio shares except those contained in the Portfolios’ then current prospectuses, SAIs or other documents produced by W&R (or an entity on its behalf) which contain information about the Portfolios. Company agrees to submit to W&R for review and approval any communication with the public containing any Portfolio information prior to using such material or submitting such material to any regulator. W&R agrees to review and either approve or disapprove any advertising and sales literature drafted by Company (or agents on its behalf) with respect to the Portfolios within ten (10) business days. In the event that W&R disapproves any advertising and/or sales literature drafted by Company, Company shall not use such materials.

9.	REPRESENTATIONS OF W&R AND/OR IVY FUNDS VIP.

(a)
W&R represents that the Portfolios are currently qualified as regulated investment companies under Subchapter M of the Code and that Ivy Funds VIP shall make every effort to maintain such qualification. W&R shall promptly notify Company upon having a reasonable basis for believing that any of the Portfolios has ceased to so qualify, or that they may not qualify as such in the future.

(b)
W&R represents that each of the Portfolios currently complies and will continue to comply with the diversification requirements pursuant to Section 817(h) of the Code and Section 1.817-5(b) of the Federal Tax Regulations and that Ivy Funds VIP will make every effort to maintain the Portfolios’ compliance with such diversification requirements, unless the Portfolios are otherwise exempt from Section 817(h) and/or except as otherwise disclosed in the Portfolios’ prospectus. W&R will notify Company promptly upon having a reasonable basis for believing that a Portfolio has ceased to so qualify, or that a Portfolio might not so qualify in the future.

(c)
W&R represents and warrants that Ivy Funds VIP is duly organized and validly existing under the laws of Delaware and that each Portfolio does and will comply in all material respects with the 1940 Act and the rules and regulations thereunder.

(d)
W&R represents and warrants that the Portfolio shares offered and sold pursuant to this Agreement will be registered under the 1933 Act and each Portfolio shall be registered under the 1940 Act prior to and at the time of any issuance or sale of such shares. W&R shall amend the Portfolios’ registration statement under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of Portfolio shares. Ivy Funds VIP shall register and qualify its shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by Ivy Funds VIP or W&R.

(e)
Ivy Funds VIP represents and warrants that it, its trustees, officers, employees and others dealing with the money or securities, or both, of a Portfolio shall at all times be covered by a blanket fidelity bond or similar coverage for the benefit of the Portfolio in an amount not less than the minimum coverage required by Rule 17g-1 or other regulations under the 1940 Act. Such bond shall include coverage for larceny and embezzlement and be issued by a reputable bonding company.

(f)	W&R represents and warrants that it is currently and will continue to be a registered-broker dealer and member in good standing with the Financial Industry Regulatory Authority (“FINRA”).

10.
MONTHLY CONFIRMATIONS. Ivy Funds VIP or its agent shall provide Company a monthly statement of account or electronic access to account information, which shall confirm all transactions in Portfolio shares made during that particular month by Account.

11.	MIXED AND SHARED FUNDING.

(a)
GENERAL. The SEC has granted an order to Ivy Funds VIP exempting it from certain provisions of the 1940 Act and rules thereunder (“Order”) so that Ivy Funds VIP may be available for investment by the Accounts and by certain other entities, including, without limitation, separate accounts funding variable annuity contracts or variable life insurance contracts, separate accounts of insurance companies unaffiliated with Company, and qualified pension and retirement plans (collectively, “Mixed and Shared Funding”). The parties recognize that the SEC has imposed terms and conditions for such orders that are substantially identical to many of the provisions of this Section 11. Sections 11(b) through 11(h) below shall apply pursuant to the Order granted to Ivy Funds VIP. Ivy Funds VIP hereby notifies Company that it may be appropriate to include in the prospectus pursuant to which a Contract is offered disclosure regarding the potential risks of Mixed and Shared Funding.

(b)
MATERIAL IRRECONCILABLE CONFLICTS. Company agrees to inform the Board of the existence of any potential or existing material irreconcilable conflicts of which it is aware. The concept of a “material irreconcilable conflict” is not defined by the 1940 Act or the rules thereunder, but the parties recognize that such a conflict may arise for a variety of reasons, including without limitation:

(1)	an action by any state insurance or other regulatory authority;

(2)
a change in applicable federal or state insurance, tax or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax or securities regulatory authorities;

(3)	an administrative or judicial decision in any relevant proceeding;

(4)	the manner in which the investments of any Portfolios are being managed;

(5)
a difference in voting instructions given by variable annuity contract participants, variable life insurance contract participants to Participating Insurance Companies (as that term is defined in the Order); or

(6)	a decision by a Participating Insurance Company to disregard the voting instructions of participants.

Consistent with the SEC’s requirements in connection with exemptive orders of the type referred to in Section 11(a) hereof, Company will assist the Board in carrying out its responsibilities under the Order by providing the Board with all information reasonably necessary for the Board to consider any issue raised, including information as to a decision by Company to disregard voting instructions of Contract Owners. Company’s responsibilities in connection with the foregoing shall be carried out with a view only to the interests of Contract Owners.

(d)	CONFLICT REMEDIES.

(1)
It is agreed that if it is determined by a majority of the members of the Board or a majority of the Disinterested Trustees that a material irreconcilable conflict exists, Company will, if it is a Participating Insurance Company involved in the material irreconcilable conflict, at its own expense and to the extent reasonably practicable (as determined by a majority of the Disinterested Trustees), take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, which steps may include, but are not limited to:

(i)
withdrawing the assets allocable to some or all of the Accounts from Ivy Funds VIP or any Portfolio and reinvesting such assets in a different investment medium, including another Portfolio, or submitting the question whether such segregation should be implemented to a vote of all affected participants and, as appropriate, segregating the assets of any particular group (e.g., annuity participants, life insurance participants or all participants) that votes in favor of such segregation, or offering to the affected participants the option of making such a change; and

(ii)	establishing a new registered investment company of the type defined as a “management company” in Section 4(3) of the 1940 Act or a new separate account that is operated as a management company.

(2)
If the material irreconcilable conflict arises because of Company’s decision to disregard Contract Owner voting instructions and that decision represents a minority position or would preclude a majority vote, Company may be required at Ivy Funds VIP’s election, to withdraw each Account’s investment in Ivy Funds VIP or any Portfolio. No charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal must take place within six (6) months after Ivy Funds VIP gives notice to Company that this provision is being implemented, and until such withdrawal Ivy Funds VIP shall continue to accept and implement orders by Company for the purchase and redemption of shares of Ivy Funds VIP.

(3)
If a material irreconcilable conflict arises because a particular state insurance regulator’s decision applicable to Company conflicts with the majority of other state regulators, then Company will withdraw each Account’s investment in Ivy Funds VIP within six (6) months after the Board informs Company that it has determined that such decision has created a material irreconcilable conflict, and until such withdrawal Ivy Funds VIP shall continue to accept and implement orders by Company for the purchase and redemption of shares of Ivy Funds VIP. No charge or penalty will be imposed as a result of such withdrawal.

(4)	Company agrees that any remedial action taken by it in resolving any material irreconcilable conflict will be carried out at its expense and with a view only to the interests of participants.

(5)
For purposes hereof, a majority of the Disinterested Trustees will determine whether or not any proposed action adequately remedies any material irreconcilable conflict. In no event, however, will Ivy Funds VIP or any of its affiliates be required to establish a new funding medium for any Contracts. Company will not be required by the terms hereof to establish a new funding medium for any Contracts if an offer to do so has been declined by vote of a majority of participants materially adversely affected by the material irreconcilable conflict.

(e)
NOTICE TO COMPANY. Ivy Funds VIP will promptly make known in writing to Company the Board’s determination of the existence of a material irreconcilable conflict, a description of the facts that give rise to such conflict and the implications of such conflict.

(f)
INFORMATION REQUESTED BY BOARD. Company and W&R (or W&R’s affiliate) will at least annually submit to the Board such reports, materials or data as the Board may reasonably request so that the Board may fully carry out the obligations imposed upon it by the provisions hereof the Order or any other exemptive order granted by the SEC to permit Mixed and Shared Funding, and said reports, materials and data will be submitted at any reasonable time deemed appropriate by the Board.

(g)
COMPLIANCE WITH SEC RULES. If, at any time during which Ivy Funds VIP is serving as an investment medium for variable life insurance Contracts, 1940 Act Rules 6e-3(T) or, if applicable 6e-2 are amended or Rule 6e-3 is adopted to provide exemptive relief with respect to Mixed and Shared Funding, Ivy Funds VIP agrees that it will comply with the terms and conditions thereof and that the terms of this Section 11 shall be deemed modified if and only to the extent required in order also to comply with the terms and conditions of such exemptive relief that is afforded by any of said rules that are applicable.

(h)
OTHER REQUIREMENTS. Ivy Funds VIP will require that each other Participating Insurance Company and each Participating Plan enter into an agreement with Ivy Funds VIP that contains in substance the same provisions as are set forth in Sections 2(c), 2(d), 7(d), 9(b) and 11 of this Agreement.

12.	TERMINATION.

(a)	EVENTS OF TERMINATION. This Agreement shall terminate as to the sale and issuance of Portfolio(s) shares:

(1)	at the option of Company, W&R or Ivy Funds VIP upon at least sixty (60) days advance written notice to the other;

(2)
at any time with respect only to an applicable Portfolio(s), upon W&R’s election, if Ivy Funds VIP determines that liquidation of the Portfolio(s) is in the best interest of the Portfolio(s) and its (their) beneficial owners. Reasonable advance notice of election to liquidate shall be furnished by W&R to permit the substitution of Portfolio shares with the shares of another investment company;

(3)	if the Contracts are not treated as annuity contracts or life insurance policies by the applicable regulators or under applicable rules or regulations;

(4)	if the Accounts are not deemed “segregated asset accounts” by the applicable regulators or under applicable rules or regulations;

(5)
with respect only to the applicable Portfolio(s), upon a decision by Company based on reasonable cause, in accordance with applicable law, to substitute such Portfolio shares with the shares of another investment company for Contracts for which the Portfolio shares have been selected to serve as the underlying investment medium. Company shall give at least sixty (60) days written notice to Ivy Funds VIP and W&R of any decision to substitute Portfolio shares;

(6)	upon sixty (60) days notice upon assignment of this Agreement unless such assignment is made with the prior written consent of each other party;

(7)
in the event Portfolio shares are not registered, issued or sold pursuant to Federal law, or such law precludes the use of Portfolio shares as an underlying investment medium of Contracts issued or to be issued by Company. Prompt written notice shall be given by either party to the other in the event the conditions of this provision occur; and

(8)	at the option of any party to this Agreement, upon another party’s material breach of any provision of this Agreement.

(b)
NOTICE REQUIREMENT. In the event of any termination of this Agreement at the option of one of the parties, prompt written notice of the election to terminate this Agreement shall be furnished by the party terminating the Agreement to the non-terminating parties.

(c)
PORTFOLIOS TO REMAIN AVAILABLE; EFFECT OF TERMINATION. Notwithstanding any termination of this Agreement by Company, Ivy Funds VIP will, at the option of Company, continue to make available additional shares of any Portfolio offered under a Contract pursuant to the terms and conditions of this Agreement, for any Contract that is in effect on the effective date of termination of this Agreement and that offers the particular Portfolio(s) as an investment option under the Contract as of that date (hereinafter referred to as “Existing Contracts”), unless W&R or the Board determines that doing so would not serve the best interests of the shareholders of the affected Portfolio(s) or would be inconsistent with applicable law or regulation. Specifically, without limitation, the owners of the Existing Contracts will be permitted to reallocate investments in the Portfolio(s) (as in effect on such date), redeem investments in the Portfolio(s) and/or invest in the Portfolio(s) upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 12 will not apply to any (i) actions taken pursuant to Section 11 and the effect of such actions will be governed by Section 11 of this Agreement or (ii) any rejected purchase and/or redemption order as described in Section 2(i) hereof. If Company elects to continue to make available Portfolio shares to Contract Owners after the effective date of termination of this Agreement in accordance with this Section 12(c), all provisions of this Agreement will survive any termination of this Agreement solely with respect to transactions in such Portfolio shares under the Existing Contracts.

(d)	Sections 6, 12(c), 14 and 16 and this Section 12(d) shall survive termination of this Agreement.

13.	NOTICES.

(a)
DELIVERY. All notices sent under this Agreement shall be given in writing, and shall be delivered personally, or sent by fax, or by a nationally-recognized overnight courier, postage prepaid. All such notices shall be deemed to have been duly given when so delivered personally or sent by fax, with receipt confirmed, or one (1) business day after the date of deposit with such nationally-recognized overnight courier. All such notices to Company, W&R or Ivy Funds VIP shall be delivered to:

Security Benefit Life Insurance Company
One Security Benefit Place
Topeka, KS 66636-0001
Attention:  General Counsel

Waddell & Reed, Inc.
6300 Lamar Avenue
Overland Park, Kansas 66202
Attention:  Contracts Department

Ivy Funds Variable Insurance Portfolios
6300 Lamar Avenue
Overland Park, Kansas 66202
Attention:  Secretary

All such notices to Company, W&R and Ivy Funds VIP shall be delivered to their respective addresses as listed above, or such other address as Company, W&R and/or Ivy Funds VIP may have furnished in writing to the other parties in accordance herewith.

(b)	NOTICE OF CERTAIN PROCEEDINGS AND OTHER CIRCUMSTANCES.

(1)
Ivy Funds VIP or W&R will immediately notify Company of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to Ivy Funds VIP’s registration statement under the 1933 Act or Ivy Funds VIP’s prospectus, (ii) any request by the SEC for any amendment to such registration statement or Ivy Funds VIP prospectus that may affect the offering of shares of Ivy Funds VIP, (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of Ivy Funds VIP Shares, or (iv) any other action or circumstances that may prevent the lawful offer or sale of shares of any Portfolio in any state or jurisdiction, including, without limitation, any circumstances in which (a) such shares are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law, or (b) such law precludes the use of such shares as an underlying investment medium of the Contracts issued or to be issued by Company. Ivy Funds VIP and W&R will make every reasonable effort to prevent the issuance, with respect to any Portfolio, of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

(2)
Company will immediately notify Ivy Funds VIP of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to each Account’s registration statement under the 1933 Act relating to the Contracts or each Contract prospectus, (ii) any request by the SEC for any amendment to such registration statement or Contract prospectus that may affect the offering of shares of Ivy Funds VIP, (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of each Account’s interests pursuant to the Contracts, or (iv) any other action or circumstances that may prevent the lawful offer or sale of said interests in any state or jurisdiction, including, without limitation, any circumstances in which said interests are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law. Company will make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

14.	INDEMNIFICATION.

(a)	INDEMNIFICATION BY COMPANY.

(1)
Company agrees to indemnify and hold harmless W&R, Ivy Funds VIP, and each of their trustees, officers, employees, agents and each person, if any, who controls or is controlled by W&R within the meaning of the 1933 Act (collectively, “Affiliated Party”) against any losses, claims, damages or liabilities (“Losses”) to which W&R or any such Affiliated Party may become subject, under the 1933 Act or otherwise, insofar as such Losses arise out of or are based upon, but not limited to:

(i)	any untrue statement or alleged untrue statement of any material fact contained in information furnished by Company;

(ii)
the omission or the alleged omission to state in the Registration Statements or prospectuses of the Accounts, or Contract, or in any sales literature or other public communication generated by Company on behalf of the Accounts or

Contracts, a material fact required to be stated therein or necessary to make the statements therein not misleading;

(iii)
statements or representations of Company or its agents or third parties, with respect to the offer, sale or distribution of Contracts for which Portfolio shares are an underlying investment, or negligent or wrongful conduct of Company or its agents or third parties with respect to offers or sales of Contracts or Portfolio shares;

(iv)	the failure of Company to comply with applicable legal or self-regulatory requirements to which it is subject;

(v)	a material breach of this Agreement or of any of the representations or warranties contained herein; or

(vi)	any failure to register the Contracts or the Accounts under federal or state securities laws, state insurance laws or to otherwise comply with such laws, rules, regulations or orders.

(2)
Provided however, that Company shall not be liable in any such case to the extent any such Losses arise out of or are based upon an act, statement, omission or representation or alleged act, alleged statement, alleged omission or alleged representation which was made in reliance upon and in conformity with written information furnished to Company by or on behalf of W&R or Ivy Funds VIP specifically for its use.

(3)
Company shall reimburse any legal or other expenses reasonably incurred by W&R, Ivy Funds VIP, or any Affiliated Party in connection with investigating or defending any such Losses, provided, however, that Company shall have prior approval of the use of said counsel or the expenditure of said fees.

(4)	This indemnity agreement shall be in addition to any liability which Company may otherwise have and shall survive termination of this Agreement.

(b)	INDEMNIFICATION BY W&R AND/OR IVY FUNDS VIP.

(1)
W&R and/or Ivy Funds VIP, as applicable, agree to indemnify and hold harmless Company and each of its directors, officers, employees, agents and each person, (collectively, “Company Affiliated Party”), who controls Company within the meaning of the 1933 Act against any Losses to which Company or any such Company Affiliated Party may become subject, under the 1933 Act or otherwise, insofar as such Losses arise out of or are based upon; but not limited to:

(i)
any untrue statement or alleged untrue statement of any material fact contained in any information furnished by W&R or Ivy Funds VIP, including but not limited to, the Registration Statements, prospectuses or sales literature of the Portfolios;

(ii)
the omission or the alleged omission to state in the Registration Statements or prospectuses of the Portfolios or in any sales literature generated by W&R, Ivy Funds VIP or their affiliates a material fact required to be stated therein or necessary to make the statements therein not misleading;

(iii)
W&R’s failure to keep the Portfolios fully diversified and qualified as regulated investment companies as required by the applicable provisions of the Code, the 1940 Act, and the applicable regulations promulgated thereunder;

(iv)	the failure of W&R or Ivy Funds VIP to comply with applicable legal or self-regulatory requirements to which they are subject;

(v)	a material breach of this Agreement or of any of the representations or warranties contained herein; or

(vi)	any failure to register the Portfolios under federal or state securities laws or to otherwise comply with such laws, rules, regulations or orders.

(2)
Provided however, that W&R and Ivy Funds VIP shall not be liable in any such case to the extent that any such Losses arise out of or are based upon an act, statement, omission or representation or alleged act, alleged statement, alleged omission or alleged representation which was made in reliance upon or in conformity with written information furnished to W&R or Ivy Funds VIP by Company specifically for their use.

(3)
W&R and/or Ivy Funds VIP, as applicable, shall reimburse any reasonable legal or other expenses reasonably incurred by Company or any Company Affiliated Party in connection with investigating or defending any such Losses, provided, however, that W&R and Ivy Funds VIP shall have prior approval of the use of said counsel or the expenditure of said fees.

(4)	This indemnity agreement will be in addition to any liability which W&R and/or Ivy Funds VIP, as applicable, may otherwise have and shall survive termination of this Agreement.

(c)
NOTICE AND DEFENSE OF CLAIMS. Each party shall promptly notify the other party(ies) in writing of any situation which presents or appears to involve a claim which may be the subject of indemnification under this Agreement and the indemnifying party shall have the option to defend against any such claim. In the event the indemnifying party so elects, it shall notify the indemnified party and shall assume the defense of such claim, and the indemnified party shall cooperate fully with the indemnifying party, at the indemnifying party’s expense, in the defense of such claim. Notwithstanding the foregoing, the indemnified party shall be entitled to participate in the defense of such claim at its own expense through counsel of its own choosing. Neither party shall admit to wrong-doing nor make any compromise in any action or proceeding which may result in a finding of wrongdoing by the other party without the other party’s prior written consent, which shall not be unreasonably withheld. Any notice given by the indemnifying party to an indemnified party or participation in or control of the litigation of any such claim by the indemnifying party shall in no event be deemed to be an admission by the indemnifying party of culpability, and the indemnifying party shall be free to contest liability among the parties with respect to the claim.

15.
SUBSTITUTION APPLICATIONS. W&R may request or Company may initiate the filing of a substitution application pursuant to Section 26(c) of the 1940 Act to substitute shares of a Portfolio held by a Company Account for another investment media (“Substitution Application”). The costs associated with a Substitution Application shall be allocated as follows:

(a)
In the event W&R requests Company to submit a Substitution Application, W&R shall reimburse Company for all reasonable costs incurred by Company in preparing and filing the Substitution Application and any amendment thereto. W&R shall be obligated to reimburse Company under this provision irrespective of whether the Substitution Application requested by W&R is granted by the SEC or the substitution is effectuated. W&R shall not have any liability to reimburse any other costs or expenses incurred in connection with effecting the substitution.

(b)
In the event Company initiates a Substitution Application, Company shall bear all costs associated with the Substitution Application irrespective of whether the Substitution Application is granted or the substitution is effectuated.

(c)	In the event Company initiates a Substitution Application in accordance with Section 12(a)(5), Company shall bear the costs incurred in the transfer.

16.	CONFIDENTIALITY.

(a)
COMPANY. W&R and Ivy Funds VIP acknowledge that the identities of the customers of Company or any of its affiliates (collectively, the “the Company Protected Parties” for purposes of this Section 16), information maintained regarding those customers, and all computer programs, reports and procedures or other information developed or prepared by the Company Protected Parties or any of their employees or agents in connection with Company’s performance of its duties under this Agreement are the valuable property of the Company Protected Parties. Each of W&R and Ivy Funds VIP agrees that if it comes into possession of any list or compilation of the identities of or other information about the Company Protected Parties’ customers, or any other information or property of the Company Protected Parties, other than such information as may be independently developed or compiled by Ivy Funds VIP from information supplied to it by the Company Protected Parties’ customers who also maintain accounts directly with Ivy Funds VIP, it will hold such information or property in confidence and refrain from using, disclosing or distributing any of such information or other property except: (a) with Company’s prior written consent; or (b) as required by law or judicial process.

(b)	IVY FUNDS VIP. Company acknowledges that the identities of the customers of Ivy Funds VIP or any of its affiliates (collectively, the “Ivy Funds VIP Protected Parties”

for purposes of this Section 16), information maintained regarding those customers, and all computer programs and procedures or other information developed by the Ivy Funds VIP Protected Parties or any of their employees or agents in connection with Ivy Funds VIP’s performance of its duties under this Agreement are the valuable property of the Ivy Funds VIP Protected Parties. Company agrees that if it comes into possession of any list or compilation of the identities of or other information about the Ivy Funds VIP Protected Parties’ customers or any other information or property of the Ivy Funds VIP Protected Parties, other than such information as may be independently developed or compiled by Company from information supplied to it by the Ivy Funds VIP Protected Parties’ customers who also maintain accounts directly with Company, Company will hold such information or property in confidence and refrain from using, disclosing or distributing any of such information or other property except: (a) with Ivy Funds VIP’s prior written consent; or (b) as required by law or judicial process.

(c)
PARTIES. Each party acknowledges that any breach of the agreements in this Section 16 would result in immediate and irreparable harm to the other parties for which there would be no adequate remedy at law and agree that in the event of such a breach, the other parties will be entitled to equitable relief by way of temporary and permanent injunctions, as well as such other relief as any court of competent jurisdiction deems appropriate.

17.	TRADEMARKS AND FUND NAMES.

(a)
Except as may otherwise be provided in a license agreement between Ivy Funds VIP and Company or W&R and Company, neither Company or any of its respective affiliates, shall use any trademark, trade name, service mark or logo of W&R, Ivy Funds VIP or any of their respective affiliates, or any variation of any such trademark, trade name, service mark or logo, without W&R’s or Ivy Funds VIP’s prior written consent, as applicable, the granting of which shall be at the sole option of W&R or Ivy Funds VIP, as applicable.

(b)
Except as otherwise expressly provided in this Agreement, W&R and Ivy Funds VIP shall not use, and shall not permit any of their respective affiliates to use any trademark, trade name, service mark or logo of Company or any of its affiliates, or any variation of any such trademark, trade name, service mark or logo, without Company’s prior written consent, the granting of which shall be at Company’s sole option.

18.
FORCE MAJEURE. Each party shall be excused from the performance of any of its obligations to the other where such nonperformance is occasioned by any event beyond its control which shall include, without limitation, any applicable order, rule or regulation of any federal, state or local body, agency or instrumentality with jurisdiction, work stoppage, accident, natural disaster, war, acts of terrorism or civil disorder, provided that the party so excused shall use all reasonable efforts to minimize its nonperformance and overcome, remedy, cure or remove such event as soon as is reasonably practicable, and such performance shall be excused only for so long as, in any given case, the force or circumstances making performance impossible shall exist.

19.
NO WAIVER. The forbearance or neglect of any party to insist upon strict compliance by another party with any of the provisions of this Agreement, whether continuing or not, or to declare a forfeiture of termination against the other parties, shall not be construed as a waiver of any of the rights or privileges of any party hereunder. No waiver of any right or privilege of any party arising from any default or failure of performance by any party shall affect the rights or privileges of the other parties in the event of a further default or failure of performance.

20.
GOVERNING LAW AND VENUE. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of Delaware, without respect to its choice of law provisions and in accordance with the 1940 Act. In the case of any conflict, the 1940 Act shall control. Any civil action commenced in connection with this Agreement shall be brought, and venue shall only be proper, in District Court for Johnson County, Kansas.

21.
AUTHORIZATION. Each party hereby represents and warrants to the other that the persons executing this Agreement on its behalf are duly authorized and empowered to execute and deliver the Agreement and that the Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms. Except as particularly set forth herein, neither party assumes any responsibility hereunder, and will not be liable to the other for any damage, loss of data, delay or any other loss whatsoever caused by events beyond its reasonable control.

22.	RELATIONSHIP OF PARTIES. Nothing in this Agreement shall be deemed to create a partnership or joint venture by and among the parties hereto.

23.
ENTIRE AGREEMENT AND AMENDMENT. This Agreement, including all exhibits hereto, constitutes the entire agreement and understanding between the parties with respect to the matters addressed herein. Except to update Exhibits A or B, which may be updated unilaterally by W&R and/or Ivy Funds VIP in its sole discretion, or as otherwise provided in this Agreement, this Agreement may not be amended or modified except by a written amendment executed by each of the parties.

24.
COOPERATION. Each party shall cooperate with each other party and all appropriate government authorities (including without limitation the SEC, FINRA and state securities and insurance regulators) and shall permit such authorities having jurisdiction reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

25.	NON-EXCLUSIVE AGREEMENT. The parties of this Agreement acknowledge and agree that this Agreement shall not be exclusive in any respect.

26.
COUNTERPARTS. This Agreement may be executed by facsimile or other electronic signature and it may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[The remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

SECURITY BENEIFT LIFE INSURANCE COMPANY

DOUGLAS G. WOLFF
By:	Douglas G. Wolff
Title:	Vice President

WADDELL & REED, INC.

THOMAS W. BUTCH
By:	Thomas W. Butch
Title:	President

IVY FUNDS VARIABLE INSURANCE PORTFOLIOS

HENRY J. HERRMANN
By:	Henry J. Herrmann
Title:	President

EXHIBIT A

Separate Accounts of Company

Name	SEC File No.
Variflex Separate Account	811-03957
SBL Variable Annuity Account VIII	811-08836
Variable Annuity Account XI	811-09517
SBL Variable Annuity Account XIV	811-10011

Variable Life Insurance Policies/Variable Annuity Contracts

Name	SEC File No.
Variflex	002-89328
Variflex LS	033-85592
Scarborough	333-84159
AdvisorDesigns	333-52114
SecureDesigns	333-41180
AdvanceDesigns	333-41180
EliteDesigns	333-138540

EXHIBIT B

Ivy Funds Variable Insurance Portfolios

Portfolios Available to Separate Accounts

Asset Strategy
Energy
Global Natural Resources
Small Cap Value

EXHIBIT C

Fees or Other Compensation

Company shall provide the administrative services set out in Schedule A hereto and made a part hereof, as the same may be amended from time to time. For such services, W&R agrees to pay to Company as follows:

(a)
Assets Under Management. Each quarter, W&R shall calculate and pay to Company a fee that shall be equal to 0.25% (25) basis points, on an annualized basis, of the average daily account value of all assets in the Portfolios in connection with the Contracts (“Aggregated Assets”), provided, however, that the fee is subject to change pursuant to Paragraph (b) below. The fee (the “Total Fee”) shall include and not be in addition to the payment by W&R of the 12b-1 fees received by W&R from Ivy Funds VIP relating to the Aggregated Assets.

(b)
Changes in Law. If a change in the law or the Board of Trustees of Ivy Funds VIP requires a reduction in the fees paid by a pooled investment vehicle pursuant to Rule 12b-1 of the Investment Company Act of 1940 (or its functional equivalent), and if Ivy Funds VIP is required to reduce the 12b-1 fees it pays that are based upon the value of the Aggregated Assets as a result of such change in the law or Board action, then there shall be a corresponding reduction in the amount of the Total Fee due pursuant to above.

The parties to this Agreement recognize and agree that W&R’s payments hereunder are for administrative services and personal Contract Owner services (as described in Schedule A) only and do not constitute payment in any manner for investment advisory services or for costs of distribution of Contracts or of Portfolio shares, and are not otherwise related to investment advisory or distribution services or expenses. The Company represents and warrants that the fees to be paid by W&R for services to be rendered by Company pursuant to the terms of this Agreement are to compensate Company for providing administrative services to Ivy Funds VIP and for providing personal services to Contract Owners as described in Schedule A, and are not designed to reimburse or compensate Company for providing any other services with respect to the Contracts or any Variable Account.

SCHEDULE A

ADMINISTRATIVE SERVICES FOR
IVY FUNDS VARIABLE INSURANCE PORTFOLIOS

Company shall provide certain administrative services respecting the operations of Ivy Funds VIP and certain personal services to Contract Owners investing in Ivy Funds VIP, as set forth below. This Schedule, which may be amended from time to time as mutually agreed upon by Company and W&R, constitutes an integral part of the Agreement to which it is attached. Capitalized terms used herein shall, unless otherwise noted, have the same meaning as the defined terms in the Agreement to which this Schedule relates.

A.	RECORDS OF PORTFOLIO SHARE TRANSACTIONS; MISCELLANEOUS RECORDS.

1.
Company shall maintain master accounts with Ivy Funds VIP, on behalf of each Portfolio, which accounts shall bear the name of Company as the record owner of Portfolio shares on behalf of each Account investing in the Portfolio.

2.
Company shall provide assistance reasonably requested by W&R, Ivy Funds VIP and Ivy Funds VIPS’s transfer agent as may be necessary to track ad record Portfolio share transactions and facilitate the computation of each Portfolio’s net asset value per share.

3.
In addition to the foregoing records, and without limitation, Company shall maintain and preserve all records as required by law to be maintained and preserved in connection with providing administrative services hereunder.

B.	ORDER PLACEMENT AND PAYMENT.

Company shall perform the order placement and payment services as set forth in this Agreement.

C.
ACCOUNTING SERVICES. Company shall perform miscellaneous accounting services as may be reasonably requested from time to time by W&R, which services shall relate to the business contemplated by this Agreement, as amended from time to time. Such services shall include, without limitation, periodic reconciliation and balancing of Company’s books and records with those of Ivy Funds VIP with respect to such matters as cash accounts, Portfolio share net purchase and net redemption orders placed with Ivy Funds VIP, dividend and distribution payments by Ivy Funds VIP, and such other accounting matters that may arise from time to time in connection with the operations of Ivy Funds VIP as related to the business contemplated by this Agreement.

D.
BOARD REPORTS. Company acknowledges that W&R may, from time to time, be called upon by the Board, to provide various types of information pertaining to the operations of Ivy Funds VIP and related matters, and that W&R also may, from time to time, decide to provide such information to the Board in its own discretion. Accordingly, Company agrees to provide W&R with such assistance as W&R may reasonably request so that W&R can report such information to the Ivy Funds VIP’s Board in a timely manner. Company acknowledges that such information and assistance shall be in addition to the information and assistance required of Company pursuant to Ivy Funds VIP’s mixed and shared funding SEC exemptive order, described in Section 11 of this Agreement

Company further agrees to provide W&R with such assistance as W&R may reasonably request with respect to the preparation and submission of reports and other documents pertaining to Ivy Funds VIP to appropriate regulatory bodies and third party reporting services.

E.
IVY FUNDS VIP-RELATED CONTRACT OWNER SERVICES. Company agrees to provide telephonic support for Contract Owners, including, without limitation, advice with respect to inquiries about Ivy Funds VIP and each Portfolio (not including information about performance or related to sales), and communicating with Contract Owners about Ivy Funds VIP (and Account) performance.

F.	For convenience purposes, the chart below details the party responsible for the cost of delivering, printing and mailing prospectuses, SAIs, proxies and reports:

Item	Function	Party Responsible for Expense
VIP Prospectus & Annual Mailing	Typesetting, Layout, Proofing	Funds
	Printing Existing	Funds
	Printing Prospect	Company
	Mailing Existing	Funds
	Mailing Prospect	Company
VIP Prospectus Sticker	Typesetting, Layout, Proofing	Funds
	Printing Existing	Funds
	Mailing Existing	Funds
	Printing Prospect	Company
VIP SAI	Typesetting, Layout, Proofing	Funds
	Printing Existing	Funds
	Printing Prospect	Company
	Mailing Existing	Funds
	Mailing Prospect	Company
Proxy Material for VIP required by Law	Printing	W&R or Funds
	Mailing	W&R or Funds
VIP Annual & Semi-Annual Report	Typesetting, Layout, Proofing	Funds
	Printing Existing	Funds
	Printing Prospect	Company
	Mailing Existing	Funds
	Mailing Prospect	Company

FIRST AMENDMENT TO
PARTICIPATION AGREEMENT

This Amendment is made this 18th day of October, 2010.

WHEREAS, SECURITY BENEFIT LIFE INSURANCE COMPANY (“Company”), WADDELL & REED, INC. (“W&R”), and IVY FUNDS VARIABLE INSURANCE PORTFOLIOS (“Ivy Funds VIP”) entered into a Participation Agreement dated August 25,2010 (the “Agreement”); and

WHEREAS, in accordance with Section 23 of the Agreement, the parties desire to amend the Agreement.

NOW THEREFORE, in consideration of the mutual promises set forth herein, the Agreement shall be amended as follows:

1.	Exhibit B of the Agreement shall be deleted in its entirety and replaced with the new Exhibit B, attached hereto.

2.	All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

WADDELL & REED, INC.

THOMAS W. BUTCH
By:	Thomas W. Butch
Title:	President

IVY FUNDS VARIABLE INSURANCE PORTFOLIOS

HENRY J. HERRMANN
By:	Henry J. Herrmann
Title:	President

EXHIBIT B

Portfolios Available to Separate Accounts

All Ivy Funds Variable Insurance Portfolios

SECOND AMENDMENT TO
PARTICIPATION AGREEMENT

This Amendment is made this 22nd day of September, 2011.

WHEREAS, SECURITY BENEFIT LIFE INSURANCE COMPANY (“Company”), WADDELL & REED, INC. (“W&R”), and IVY FUNDS VARIABLE INSURANCE PORTFOLIOS (“Ivy Funds VIP”) entered into a Participation Agreement dated August 25, 2010, as amended (the “Agreement”); and

WHEREAS, in accordance with Section 23 of the Agreement, the parties desire to amend the Agreement.

NOW THEREFORE, in consideration of the mutual promises set forth herein, the Agreement shall be amended as follows:

1.	Section 7(a) of the Agreement shall be deleted in its entirety and replaced with the new Section 7(a), as follows:

“7.	PROSPECTUSES, SAIs, PROXIES AND REPORTS.

(a)
W&R shall provide a camera-ready copy or a print-ready portable document format (“PDF”) of the prospectus, Statement of Additional Information (“SAI”), supplements and annual or semi-annual reports for marketing of the Contracts to have such documents printed together in a single document or printed individually, at Company’s expense, or posted on the Company’s website. Distribution of such materials for marketing of the Contracts shall be at Company’s expense.

For purposes of clarity, see Schedule A, paragraph F, attached hereto, which outlines each parties’ responsibility with respect to this Section.”

2.	Section 7(d) of the Agreement shall be deleted in its entirety and replaced with the new Section 7(d), as follows:

“7.	PROSPECTUSES, SAIs, PROXIES AND REPORTS.

(d)
When Ivy Funds VIP submits proposals to shareholders, Company shall, to the extent required by law, follow one of these two procedures: (a) If the Company, W&R, and Ivy Funds VIP agree that Company shall solicit Contract Owners itself, it shall solicit voting instructions from Contract Owners, or (b) If the Company, W&R, and Ivy Funds VIP agree that Company shall work with Ivy Funds VIP’s proxy service provider, Company shall provide a list of Contract Owners with value allocated to Portfolio shares as of the record date to Ivy Funds VIP or its agent in order to facilitate Ivy Funds VIP’s solicitation of voting instructions from Contract Owners. In either case, the Company shall vote the shares in accordance with instructions received from Contract Owners and shall vote Portfolio(s) shares for which no instructions have been received in the same proportion as the vote of all other holders of such shares. Company shall also provide such other information to Ivy Funds VIP as is reasonably necessary in order for Ivy Funds VIP to properly tabulate votes for Ivy Funds VIP initiated proxies. Regardless of which procedure is followed, Ivy Funds VIP will pay, or cause to be paid, the expense associated with text composition, printing, mailing of proxies to Company, and tabulation of proxy statements and voting instructions solicitation materials. The Company reserves the right to vote Portfolio shares held in any segregated asset account in its own right, to the extent permitted by law. Company and its agents will in no way recommend action in connection with or oppose or interfere with the solicitation of proxies for the Portfolio shares held for the benefit of Contract Owners.”

3.	Exhibit C of the Agreement shall be deleted in its entirety and replaced with the new Exhibit C, attached hereto.

4.	Schedule A of the Agreement shall be deleted in its entirety and replaced with the new Schedule A, attached hereto.

5.	All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

WADDELL & REED, INC.		SECURITY BENEFIT LIFE INSURANCE COMPANY

THOMAS W. BUTCH		DOUGLAS G. WOLFF
By:	Thomas W. Butch	By:	Douglas G. Wolff
Title:	President	Title:	Senior Vice President

IVY FUNDS VARIABLE INSURANCE PORTFOLIOS

HENRY J. HERRMANN
By:	Henry J. Herrmann
Title:	President

EXHIBIT C

Fees or Other Compensation

Company shall provide the administrative services set out in Schedule A hereto and made a part hereof, as the same may be amended from time to time. For such services, W&R agrees to pay to Company as follows:

(a)
Assets Under Management. Each quarter, W&R shall calculate and pay to Company a fee that shall be equal to 0.40% (40) basis points, on an annualized basis, of the average daily account value of all assets in the Portfolios in connection with the Contracts (“Aggregated Assets”), provided, however, that the fee is subject to change pursuant to Paragraph (b) below. The fee (the “Total Fee”) shall include and not be in addition to the payment by W&R of the 12b-1 fees received by W&R from Ivy Funds VIP relating to the Aggregated Assets.

(b)
Changes in Law. If a change in the law or the Board of Trustees of Ivy Funds VIP requires a reduction in the fees paid by a pooled investment vehicle pursuant to Rule 12b-1 of the Investment Company Act of 1940 (or its functional equivalent), and if Ivy Funds VIP is required to reduce the 12b-1 fees it pays that are based upon the value of the Aggregated Assets as a result of such change in the law or Board action, then there shall be a corresponding reduction in the amount of the Total Fee due pursuant to above.

The parties to this Agreement recognize and agree that W&R’s payments hereunder are for administrative services and personal Contract Owner services (as described in Schedule A) only and do not constitute payment in any manner for investment advisory services or for costs of distribution of Contracts or of Portfolio shares, and are not otherwise related to investment advisory or distribution services or expenses. The Company represents and warrants that the fees to be paid by W&R for services to be rendered by Company pursuant to the terms of this Agreement are to compensate Company for providing administrative services to Ivy Funds VIP and for providing personal services to Contract Owners as described in Schedule A, and are not designed to reimburse or compensate Company for providing any other services with respect to the Contracts or any Variable Account.

SCHEDULE A

ADMINISTRATIVE SERVICES FOR
IVY FUNDS VARIABLE INSURANCE PORTFOLIOS

Company shall provide certain administrative services respecting the operations of Ivy Funds VIP and certain personal services to Contract Owners investing in Ivy Funds VIP, as set forth below. This Schedule, which may be amended from time to time as mutually agreed upon by Company and W&R, constitutes an integral part of the Agreement to which it is attached. Capitalized terms used herein shall, unless otherwise noted, have the same meaning as the defined terms in the Agreement to which this Schedule relates.

A.        RECORDS OF PORTFOLIO SHARE TRANSACTIONS; MISCELLANEOUS RECORDS.

1.
Company shall maintain master accounts with Ivy Funds VIP, on behalf of each Portfolio, which accounts shall bear the name of Company as the record owner of Portfolio shares on behalf of each Account investing in the Portfolio.

2.
Company shall provide assistance reasonably requested by W&R, Ivy Funds VIP and Ivy Funds VIP’s transfer agent as may be necessary to track and record Portfolio share transactions and facilitate the computation of each Portfolio’s net asset value per share.

3.
In addition to the foregoing records, and without limitation, Company shall maintain and preserve all records as required by law to be maintained and preserved in connection with providing administrative services hereunder.

B.	ORDER PLACEMENT AND PAYMENT.

Company shall perform the order placement and payment services as set forth in this Agreement.

C.
ACCOUNTING SERVICES. Company shall perform miscellaneous accounting services as may be reasonably requested from time to time by W&R, which services shall relate to the business contemplated by this Agreement, as amended from time to time. Such services shall include, without limitation, periodic reconciliation and balancing of Company’s books and records with those of Ivy Funds VIP with respect to such matters as cash accounts, Portfolio share net purchase and net redemption orders placed with Ivy Funds VIP, dividend and distribution payments by Ivy Funds VIP, and such other accounting matters that may arise from time to time in connection with the operations of Ivy Funds VIP as related to the business contemplated by this Agreement.

D.
BOARD REPORTS. Company acknowledges that W&R may, from time to time, be called upon by the Board, to provide various types of information pertaining to the operations of Ivy Funds VIP and related matters, and that W&R also may, from time to time, decide to provide such information to the Board in its own discretion. Accordingly, Company agrees to provide W&R with such assistance as W&R may reasonably request so that W&R can report such information to the Ivy Funds VIP’s Board in a timely manner. Company acknowledges that such information and assistance shall be in addition to the information and assistance required of Company pursuant to Ivy Funds VIP’s mixed and shared funding SEC exemptive order, described in Section 11 of this Agreement.

Company further agrees to provide W&R with such assistance as W&R may reasonably request with respect to the preparation and submission of reports and other documents pertaining to Ivy Funds VIP to appropriate regulatory bodies and third party reporting services.

E.
IVY FUNDS VIP-RELATED CONTRACT OWNER SERVICES. Company agrees to provide telephonic support for Contract Owners, including, without limitation, advice with respect to inquiries about Ivy Funds VIP and each Portfolio (not including information about performance or related to sales), and communicating with Contract Owners about Ivy Funds VIP (and Account) performance.

F.	For convenience purposes, the chart below details the party responsible for the cost of delivering, printing and mailing prospectuses, SAIs, proxies and reports:

Item	Function	Party Responsible for Expense
VIP Prospectus & Annual Mailing	Typesetting, Layout, Proofing	Funds
	Printing Existing	Company
	Printing Prospect	Company
	Mailing Existing	Company
	Mailing Prospect	Company
VIP Prospectus Sticker	Typesetting, Layout, Proofing	Funds
	Printing Existing	Company
	Mailing Existing	Company
	Printing Prospect	Company
VIP SAI	Typesetting, Layout, Proofing	Funds
	Printing Existing	Company
	Printing Prospect	Company
	Mailing Existing	Company
	Mailing Prospect	Company
Proxy Material for VIP required by Law	Printing	W&R or Funds
	Mailing	W&R or Funds
VIP Annual & Semi-Annual Report	Typesetting, Layout, Proofing	Funds
	Printing Existing	Funds
	Printing Prospect	Company
	Mailing Existing	Company
	Mailing Prospect	Company

Third Amendment
to
Participation Agreement

This Amendment to the Participation Agreement (“Agreement”), dated August 25, 2010, as amended, by and among Ivy Funds Variable Insurance Portfolios (“Ivy Funds VIP”), Waddell & Reed, Inc., the distributor for Ivy Funds Variable Insurance Portfolios, Inc. (“W&R”), and Security Benefit Life Insurance Company (“Company”) is effective as of May 14, 2013. Unless the context otherwise requires, each capitalized term used, but not otherwise defined, herein shall have the meaning assigned to such term in the Agreement.

For purposes of this Amendment, the terms Summary Prospectus and Statutory Prospectus shall have the same meanings as set forth in Rule 498 under the Securities Act of 1933, as amended (“Rule 498”).

Ivy Funds VIP and W&R agree to provide the Company with each Portfolio’s Summary Prospectus in formats suitable for print and electronic delivery purposes. Ivy Funds VIP and W&R agree that the hosting of such current Summary Prospectuses and other current documents required by Rule 498(e)(1) (“Fund Documents”), at the url website address designated by Ivy Funds VIP and W&R on each Summary Prospectus (“Fund Documents Site”), is designed to lead directly to the Fund Documents Site and complies with all applicable requirements of Rule 498(e) and (f)(3). Ivy Funds VIP and W&R shall use their best efforts to notify the Company of any unexpected interruptions in availability of the Fund Documents Site. If the Company becomes aware of any interruptions it shall contact Ivy Funds VIP and W&R and Ivy Funds VIP and W&R shall provide the documents in another format. Ivy Funds VIP and W&R, as applicable, also agree to be responsible for compliance with the provisions of Rule 498(f)(1) involving requests for additional Fund Documents made directly to Ivy Funds VIP or W&R. Ivy Funds VIP and W&R are not required to provide the Summary Prospectus delivery option for any Portfolio, and should Ivy Funds VIP and W&R decide to discontinue such option, W&R agrees to give the Company no less than sixty (60) days’ advance written notice of such discontinuance and agrees to continue the hosting of the current Fund Documents Site only as long as required by Rule 498(e)(1).

Company shall use the Summary Prospectus delivery option for each Portfolio. Company agrees to use the Portfolio Summary Prospectuses in compliance with the Agreement and Rule 498. The Company also agrees that any binding together of Summary Prospectuses or Statutory Prospectuses with other materials will be done in compliance with Rule 498(c), consistent with industry standards. The Company further agrees that the Company will be responsible for compliance with the provisions of Rule 498(f)(1) involving requests for Fund Documents made directly to the Company, or one of its affiliates or third-party providers. In connection with the Company’s distribution of any Portfolio’s Summary Prospectuses, the Company agrees to be solely responsible for the maintenance of its website links that lead to the Fund Documents Site. The Company acknowledges that the Fund Documents Site is transmitted over the Internet on a best-efforts basis but that neither Ivy Funds VIP nor W&R warrants or guarantees its reliability. The Company agrees that it will use its best efforts to comply with any policies concerning the Fund Documents Site usage that Ivy Funds VIP or W&R provides to the Company, including any posted website Terms of Use.

Each of the Parties hereto has caused this Amendment to be executed in its name and behalf by its duly authorized officer.

IVY FUNDS VARIABLE INSURANCE PORTFOLIOS

By:	HENRY J. HERRMANN
Its:	President

WADDELL & REED, INC.

By:	THOMAS W. BUTCH
Its:	President

SECURITY BENEFIT LIFE INSURANCE COMPANY

By:	DOUGLAS G. WOLFF
Its:	President